                                                                   Exhibit 10.45

                            ASSET PURCHASE AGREEMENT

                  Dated as of September 22, 1998, by and among


                            Waste Connections, Inc.,
                        Curry Transfer & Recycling, Inc.
                                Harrell's Septic

                                       and

                                   Ralph Hirt
                                       and
                                   Renate Hirt

                                       TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.      PURCHASE AND SALE OF ASSETS........................................................  1
        1.1.   Sale and Transfer of Assets.................................................  1
        1.2.   Assumption by Buyer of Assumed Contracts....................................  2
        1.3.   Excluded Liabilities........................................................  2
        1.4.   Purchase Price..............................................................  2
        1.5.   Certain Taxes...............................................................  3

2.      CLOSING TIME AND PLACE.............................................................  3

3.      REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................  3
        3.1.   Standing and Authority for Business.........................................  3
        3.2.   All Assets Being Acquired...................................................  3
        3.3.   Authority for Agreement.....................................................  3
        3.4.   No Breach or Default........................................................  4
        3.5.   [INTENTIONALLY OMITTED].....................................................  4
        3.6.   Liabilities.................................................................  4
        3.7.   Conduct of the Business.....................................................  4
        3.8.   Permits and Licenses........................................................  4
        3.9.   Affiliate...................................................................  6
        3.10.  Fixed Assets and Facility Property..........................................  6
        3.11.  Acquisition/Disposal of Assets..............................................  7
        3.12.  Contracts and Agreements; Adverse Restrictions..............................  7
        3.13.  [INTENTIONALLY OMITTED].....................................................  8
        3.14.  [INTENTIONALLY OMITTED].....................................................  8
        3.15.  Taxes.......................................................................  7
        3.16.  Copies Complete.............................................................  8
        3.17.  Customers, Billings, Current Receipts and Receivables.......................  8
        3.18.  [INTENTIONALLY OMITTED].....................................................  8
        3.19.  Closing Date Debt...........................................................  8
        3.20.  Compliance With Laws........................................................  8
        3.21.  Patents, Trademarks, Trade Names, etc.......................................  9
        3.22.  Assets, etc., Necessary to the Business.....................................  9
        3.23.  Suppliers and Customers.....................................................  9
        3.24.  Absence of Certain Business Practices.......................................  9
        3.25.  Disclosure Schedules........................................................  9
        3.26.  No Misleading Statements.................................................... 10
        3.27.  Accurate and Complete Records............................................... 10
        3.28.  Knowledge................................................................... 10
        3.29.  Brokers; Finders............................................................ 10



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
                                                                                            Page
                                                                                            ----
4.      REPRESENTATIONS AND WARRANTIES OF BUYER............................................ 10
        4.1.   Existence and Good Standing................................................. 10
        4.2.   Authorization of Agreement.................................................. 10
        4.3.   No Misleading Statements.................................................... 11

5.      CLOSING DELIVERIES................................................................. 11
        5.1.   Buyer's Deliveries.......................................................... 11
        5.2.   Sellers' Deliveries......................................................... 11

6.      ADDITIONAL COVENANTS OF WCI, CTR, AND SELLERS...................................... 12
        6.1.   Confidentiality............................................................. 12
        6.2.   Brokers and Finders Fees.................................................... 12
        6.3.   Payments Recorded by Sellers After Closing Date............................. 12
        6.4.   Consents.................................................................... 12

7.      INDEMNIFICATION.................................................................... 12
        7.1.   Indemnity by Sellers........................................................ 12
        7.2.   Limitations on Sellers' Indemnities......................................... 14
        7.3.   Notice of Indemnity Claim................................................... 14
        7.4.   Survival of Representations, Warranties and Agreements...................... 15
        7.5.   No Exhaustion of Remedies or Subrogation; Right of Set Off.................. 15

8.      OTHER POST-CLOSING COVENANTS OF SELLERS AND BUYER.................................. 15
        8.1.   Restrictive Covenants....................................................... 15
        8.2.   Rights and Remedies Upon Breach............................................. 17

9.      GENERAL............................................................................ 18
        9.1.   Additional Conveyances...................................................... 18
        9.2.   Assignment.................................................................. 18
        9.3.   Public Announcements........................................................ 18
        9.4.   Counterparts................................................................ 19
        9.5.   Notices..................................................................... 19
        9.6.   Attorneys' Fees............................................................. 19
        9.7.   Applicable Law.............................................................. 19
        9.8.   Payment of Fees and Expenses................................................ 19
        9.9.   Incorporation by Reference.................................................. 20
        9.10.  Captions.................................................................... 20
        9.11.  Number and Gender of Words.................................................. 20
        9.12.  Entire Agreement............................................................ 20
        9.13.  Waiver...................................................................... 20
        9.14.  Construction................................................................ 20

10.     GLOSSARY........................................................................... 20

                            ASSET PURCHASE AGREEMENT


ASSET PURCHASE AGREEMENT, dated as of September 22, 1998, and entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Curry Transfer & Recycling, Inc., an Oregon corporation ("CTR" and, collectively with WCI, "BUYER"), and Ralph and Renate Hirt, as husband and wife, doing business as Harrell's Septic ("SELLERS").

WHEREAS, Sellers are engaged in the portable toilet and septic services business in Crescent City, California, and the counties of Del Norte and Humboldt, California and Curry, Oregon (the "BUSINESS");

          WHEREAS, Sellers are the sole owners of the Business;

          WHEREAS, Buyer wishes to purchase, and Sellers wish to sell certain assets that are necessary to operate the Business;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

          1. PURCHASE AND SALE OF ASSETS.

               1.1. Sale and Transfer of Assets. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing on the Closing Date (as defined below) Sellers shall convey, transfer, deliver and assign to Buyer (and as among Buyer, as they shall designate to Sellers), and Buyer shall accept from Sellers all of the assets listed on Schedule 1.1 (collectively, the "ASSETS"), including without limitation:

                    (a) the trucks, containers, operating machinery and
               equipment, processing equipment, parts, supplies, accessories, inventory, physical assets and other tangible personal property used primarily in connection with the ownership,operation and management of the Business;

                    (b) all contracts, leases, agreements, customer accounts,
               commitments and arrangements specifically identified in Schedule 3.12(a) as contracts contemplated to be assumed by Buyer pursuant to this Agreement (the "ASSUMED CONTRACTS");

                    (c) all permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the Business owned by, issued to, or held by or otherwise benefiting Sellers (the "GOVERNMENTAL PERMITS");

                    (d) all customer lists of Sellers relating to the Business;

                    (e) the logos, trade names, fictitious business names and
               service marks of Sellers;

                    (f) the good will of the Business;

                    (g) all guarantees, warranties, indemnities and similar
               rights in favor of Sellers with respect to any of the Assets and all relevant portions of the books and records relating to the Assets;

                    (h) all relevant portions of the operating and financial
               records relating to the Assets, including without limitation all ledgers, books of account, deprecation schedules, inventory information, records relating to payables and receivables, cancelled checks, bank statements, equipment records, maintenance records, disposal records and information concerning customers; and

                    (i) the two phone numbers used in the Business.

Notwithstanding the foregoing, Buyer shall not acquire any of the assets listed on Schedule 3.2 (the "EXCLUDED ASSETS").

               1.2. Assumption by Buyer of Assumed Contracts. Buyer hereby assumes and agrees to perform and discharge, effective the day after the Closing Date all of the obligations and commitments of Sellers accruing after the Closing Date under or with respect to each Assumed Contract, but not including any obligation or liability for any breach thereof occurring on or prior to the Closing Date.

               1.3. Excluded Liabilities. Notwithstanding the provisions of
Section 1.2 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Buyer, Buyer shall not assume or be bound by any other duties, responsibilities, obligations or liabilities of Sellers or to which Sellers or any of the Assets or the Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation taxes arising from the operation of the Business or the sale of the Assets) except, as to obligations and liabilities arising after the Closing Date only, those obligations and liabilities expressly assumed by Buyer pursuant to Section 1.2 (the "EXCLUDED LIABILITIES").

               1.4. Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be payable as follows:



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                    (a) One Hundred Seventy-five Thousand Dollars ($175,000),
minus the Closing Date Debt as described on Schedule 3.19. The Purchase Price shall be paid in cash by wire transfer or check payable in clearinghouse funds at Closing. The cash portion of the Purchase Price paid at the Closing will be based on Schedule 3.19 as delivered at the Closing.

                    (b) Buyer shall deliver to the Sellers a non-interest bearing Installment Note (the "NOTE") in the aggregate principal amount of Fifty Thousand Dollars ($50,000), which Note shall be paid in twenty (20) equal quarterly installments of Two Thousand Five Hundred Dollars ($2,500) and shall be substantially in the form of Exhibit 1.4(b) attached hereto. The quarterly installments of the Note shall be paid on the first day of each calendar quarter starting on October 1, 1998. The Note will be secured by the Assets as described in the Security Agreement (the "SECURITY AGREEMENT") substantially in the form of Exhibit 1.5 attached hereto.

               1.5. Certain Taxes. Buyer shall pay any and all sales, use, excise, transfer and conveyance taxes payable or assessable in connection with or as a result of the transfer of the Assets under the terms of this Agreement and the transactions contemplated hereby. Buyer shall not be responsible for any business, occupation, withholding, possessory interest or similar tax or assessment or any other tax or fee of any kind relating to any period on or prior to the Closing Date with respect to Sellers, the Assets or the ownership, operation or management of the Business.

               1.6. Allocation of Purchase Price. Two Thousand Dollars ($2,000) of the Purchase Price payable as cash shall be allocated to the covenant not to compete described in Section 8.1(a).

          2. CLOSING TIME AND PLACE

          Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place at such time on September , 1998, as the parties shall agree (the "CLOSING DATE"). At the Closing, Buyer and Sellers shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers (i) represent and warrant that each of the following representations and warranties is true and complete as of Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

               3.1. Standing and Authority for Business. Sellers have full power and authority to own the Assets and to operate the Business as now conducted.

               3.2. All Assets Being Acquired. The Assets being acquired by Buyer hereunder constitute all of the assets of Sellers used and necessary to conduct and operate the Business as it is presently conducted, except those assets disclosed on Schedule 3.2.



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               3.3. Authority for Agreement. Sellers have full right, power and authority to enter into this Agreement and to perform his and her obligations hereunder. This Agreement has been duly and validly executed and delivered by Sellers, and, subject to the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

               3.4. No Breach or Default. Except as disclosed on Schedule 3.4, the execution and delivery by Sellers of this Agreement, and the consummation by Sellers of the transactions contemplated hereby, will not:

                    (a) result in the breach of any of the terms or conditions of, or constitute a default under any obligation by which Sellers, or any of the Assets, is or may be bound or affected; or

                    (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

                    (c) violate any agreements to which Sellers are a party relating to the Assets and the Business.

               3.5. [INTENTIONALLY OMITTED]

               3.6. Liabilities. There are no material liabilities related to the Assets, except those described on Schedule 3.6, Part I hereto. There are no claims, suits or proceedings pending against the Seller relating to the Assets, except those described on Schedule 3.6, Part II hereof. There are no liens, claims, or encumbrances secured by any of the Assets, except those listed on
Schedule 3.6, Part III hereof. Part IV of Schedule 3.6 lists, as of the Closing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.6, all real property and material personal property leasehold interests to which Sellers are a party as lessor or lessee relating to the Business or affecting or relating to any Facility Property (as described in Section 3.8), including a description of the nature and principal terms of such leasehold interest and the identity of the other party thereto.

               3.7. Conduct of the Business. Except as set forth on Schedule 3.7, since August 3, 1998 (the "LETTER OF INTENT DATE"):

                    (a) The Business has been conducted only in the ordinary course; and

                    (b) There has been no change in Sellers' financial condition, the Assets, liabilities (contingent or otherwise), income or operations of Sellers relating to the Assets other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse, or which could have a material adverse effect on the financial condition, Assets, liabilities (contingent or otherwise), income or operations of the Business.

               3.8. Permits and Licenses.

                    (a) Schedule 3.8(a) is a full and complete list, and
               includes copies, of all material permits, licenses, franchises, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents held by the Sellers relating to the Assets (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefiting Sellers as of the Closing Date. The status of the Governmental Permits related to the disposal areas owned or used by Sellers, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.8(a).
               Schedule 3.8(a) also sets forth the name of any governmental agency from whom Sellers or Buyer must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.8(a), all of the Governmental Permits enumerated and listed on Schedule 3.8(a) are and will be adequate for the use of the Assets and of each Facility Property as presently operated and are valid and in full force and effect. All of said Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Sellers, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Sellers have no knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

                    (b) As part of Schedule 3.8(b), Sellers have delivered to
               Buyer: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that (A) are material to the operation of the Assets, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past five years by Sellers or their agents, and (ii) all material notifications from such governmental agencies to Sellers or their agents in response to or relating to any of such Records, Notifications and Reports.

                    (c) Schedule 3.8(c) lists, as of the Closing Date, each
               facility owned, leased, operated or otherwise used by Sellers for the Assets, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by Buyer pursuant to this Agreement (each, a "FACILITY" and collectively, the "FACILITIES"). Except as otherwise disclosed on Schedule 3.8(c):

                         (i) Each Facility is fully licensed, permitted and
                    authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations and no Facility is a non-conforming use or otherwise subject to any restrictions regarding reconstruction.

                         (ii) All activities and operations at each Facility are
                    being and have been conducted in compliance in all material respects with the requirements, criteria, standards and conditions set forth in all applicable federal, state and local statutes, orders, approvals, permits, zoning or land use requirements and restrictions, variances, licenses, rules and regulations.

                         (iii) Each Facility is located on real property owned
                    or leased by Sellers (each a "FACILITY PROPERTY").

                         (iv) There are no circumstances, conditions or reasons
                    which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by Sellers, or any Affiliate (as hereinafter defined) of Sellers and leased to Sellers to be used in the Business after the Closing, and to the knowledge of Sellers there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any such Facility.

               3.9. Affiliate. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such person, and in the case of Sellers includes each Seller's father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren, and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

               3.10. Fixed Assets and Facility Property.

                    (a) Schedule 3.10(a) lists, as of the Closing Date,
               substantially all the fixed assets (other than real estate) of Sellers used in the Business, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. All of Sellers' containers, vehicles, machinery and equipment to be acquired by Buyer will be delivered to the Buyer "as is, where is". All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither Sellers nor any other party to such leases is in breach of any of the material provisions thereof.

                    (b) Sellers have good, valid and marketable title to all of the Assets, free of any encumbrance or charge of any kind except:
               (i) liens for current taxes not yet due; and (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto, do not materially impair the value of the Business or the Assets, and have arisen only in the ordinary course of business and consistent with past practice. There are and as of the Closing Date will be no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Assets, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

               3.11. Acquisition/Disposal of Assets. Except as indicated on
Schedule 3.11, since the Letter of Intent Date, Sellers have not acquired or sold or otherwise disposed of any properties or assets which, singly or in the aggregate, have a value in excess of $5,000.

               3.12. Contracts and Agreements; Adverse Restrictions.

                    (a) Schedule 3.12(a) lists, as of the Closing Date, and
               includes copies of, all insurance policies, material contracts and agreements relating to the Assets to which either of the Sellers is a party or by which any of the Assets is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements) (the "ASSUMED CONTRACTS"). Except as disclosed on
               Schedule 3.12(a), all such contracts and agreements included in
               Schedule 3.12(a) are and on the Closing Date shall be in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.12(a), neither Sellers nor, to Sellers' knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified Sellers of a default thereunder, or exercised any options thereunder.

                    (b) Except as set forth on Schedule 3.12(b), there is no
               outstanding judgment, order, writ, injunction or decree against Sellers, the result of which could materially adversely affect Sellers, the Assets or any of the Assets, nor have Sellers been notified that any such judgment, order, writ, injunction or decree has been requested.

               3.13. [INTENTIONALLY OMITTED]

               3.14. [INTENTIONALLY OMITTED]

               3.15. Taxes.

                    (a) Sellers have timely filed all requisite federal, state, local and other tax and information returns due related to the Assets for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.15, there are no open years, examinations in progress, extensions of any statute of limitations or claims against Sellers relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the



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

               Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of Sellers for the last three fiscal years are attached as part of Schedule 3.15. Sellers have not been contacted by any federal, state or local taxing authority regarding a prospective examination.

                    (b) Except as set forth on Schedule 3.15 (which schedule
               also includes the amount due) Sellers have duly paid all taxes and other related charges required to be paid prior to the Closing Date. The reserves for taxes contained in the Financial Statements are adequate to cover the tax liability of Sellers as of the Closing Date.

               3.16. Copies Complete. Except as disclosed on Schedule 3.16, the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to Buyer in connection with the transactions contemplated hereby are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except such consents and approvals as are listed on
Schedule 3.16.

               3.17. Customers, Billings, Current Receipts and Receivables.
Schedule 3.17 is current, accurate and complete list of, and includes the customers of the Business that Sellers serve on an ongoing basis, including name, location and current billing rate, as of the Closing Date. Since the Letter of Intent Date, Sellers have not lost any customers and no customers have threatened or otherwise indicated to Sellers that they intend to discontinue doing business with Sellers. Sellers have no knowledge of any intention of any of such customers to terminate or reduce the scope of its operations at the locations served by the Business, and none of such customers has indicated to Sellers that it is considering terminating or reducing the scope of any of its operations at any of such locations.

               3.18. [INTENTIONALLY OMITTED]

               3.19. Closing Date Debt. At the Closing, Sellers shall prepare and deliver to Buyer Schedule 3.19, which shall set forth the amount of (i) the aggregate debt (excluding trade payables) of Sellers outstanding on the Closing Date relating to the Business, which debt will be repaid at or immediately after the Closing Date, including in each case all interest accrued through and including the Closing Date and all prepayment penalties to be incurred in connection with the repayment of any such debt required to be repaid, plus (ii) the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) included in the Assumed Contracts or encumbering the Assets and (iii) the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to Sellers by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations that are not capitalized lease obligations included in the Assumed Contracts or encumbering the Assets (the "CLOSING DATE DEBT").



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               3.20. Compliance With Laws. Except as disclosed on Schedule 3.20,
Sellers have complied with, and Sellers are presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to Sellers relating to the Assets (collectively "LAWS"), including, but not limited to, Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.20, there has been no assertion by any party that Sellers are in material violation of any Laws.

               3.21. Patents, Trademarks, Trade Names, etc. Schedule 3.21 lists all patents, trade names, fictitious business names, trademarks, service marks, and copyrights owned by Sellers or which Sellers are licensed to use in connection with the Business (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by Sellers in the Business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Sellers do not know or have any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or know of or has any reason to believe that there exists any basis for any such claim or claims.

               3.22. Assets, etc., Necessary to the Business. Sellers own or lease all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.4, 3.8(a), 3.12(a) and 3.16, are a parties to all Governmental Permits and other agreements necessary to permit Sellers to carry on the Business as presently conducted.

               3.23. Suppliers and Customers. The relations between Sellers and the customers of the Business are good. Sellers have no knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to Sellers intends to cease providing such items to Sellers, nor do Sellers have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Business intends to terminate, limit or reduce its business relations with Sellers relating to the Business.

               3.24. Absence of Certain Business Practices. Sellers have not directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business in connection with any actual or proposed transaction which (a) might subject Sellers to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Business, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of the Business or which might subject Buyer to suit or penalty in any private or governmental litigation or proceeding.

               3.25. Disclosure Schedules. Any matter disclosed by Sellers on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

               3.26. No Misleading Statements. The representations and warranties of Sellers contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

               3.27. Accurate and Complete Records. The books, ledgers, financial records and other records of Sellers relating to the Business:

                    (a) have been made available to Buyer and its agents at
               Sellers' offices or at the offices of Buyer's attorneys or Sellers' attorneys;

                    (b) have been, in all material respects, maintained in
               accordance with all applicable laws, rules and regulations; and

                    (c) are accurate and complete, reflect all material
               transactions.

               3.28. Knowledge. Wherever reference is made in this Agreement to the "KNOWLEDGE" of Sellers, such term means the actual knowledge of Sellers or any knowledge which should have been obtained by Sellers.

               3.29. Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Sellers.

          4. REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represent and warrant to Sellers that each of the following representations and warranties is true as of the Closing Date and agree that such representations and warranties will survive the Closing:

               4.1. Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CTR is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

               4.2. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Buyer, and, subject to the due authorization, execution and delivery by

Sellers, constitutes a legal, valid and binding obligation of Buyer. Each of Buyer has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on the Business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to CTR or WCI: (b) conflict with any of the provisions of the Articles or Certificate of Incorporation or Bylaws of CTR or WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which CTR or WCI is a party or by which either is bound.

               4.3. No Misleading Statements. The representations and warranties of Buyer contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Sellers pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

          5. CLOSING DELIVERIES

          At the Closing, the respective parties shall make the deliveries indicated:

               5.1. Buyer's Deliveries.

                    (a) Buyer shall deliver the cash portion of the Purchase
               Price and the Note and Security Agreement required to be delivered on the Closing Date pursuant to Section 1.4.

                    (b) Buyer shall execute and deliver to Ralph Hirt a
               Consulting Agreement substantially in the form of Exhibit 5.1(b) (the "CONSULTING AGREEMENT").

               5.2. Sellers' Deliveries.

                    (a) Sellers shall deliver to Buyer (and/or its designee) an executed bill of sale or bills of sale and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to Buyer on the Closing Date of all of Sellers' right, title and interest in and to all of the Assets;

                    (b) Sellers shall deliver to Buyer an executed assignment or transfer of the Assumed Contracts and Governmental Permits accompanied by all third party consents required with respect thereto;

                    (c) Sellers shall deliver to Buyer (and/or its designee) all motor vehicle registrations and ownership documents for the motor vehicles being acquired by Sellers;

                    (d) Sellers shall execute and deliver such other documents and instruments as are reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement.

                    (e) Sellers shall deliver to Buyer a counterpart of the
               Consulting Agreement executed by Ralph Hirt.

          6. ADDITIONAL COVENANTS OF WCI, CTR, AND SELLERS

               6.1. Confidentiality. Sellers shall not disclose or make any public announcements of the existence or terms of this Agreement or the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made.

               6.2. Brokers and Finders Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

               6.3. Payments Recorded by Sellers After Closing Date. Sellers shall receive in trust and pay over to Buyer any payments or other moneys received by Sellers after the Closing Date that relate to the Assets or services provided by Sellers to customers identified on Schedule 3.17.

               6.4. Consents. Sellers shall use reasonable commercial efforts to obtain the consent of any party whose consent is required to complete the transaction contemplated by this Agreement, including without limitation (if applicable) each party to any contract relating to the Assets, each municipality or other jurisdiction that has granted a franchise to the Sellers and each jurisdiction issuing or granting any other Governmental Permit, shall have consented to such transactions, and every other Required Governmental Consent shall have been obtained prior to the Closing Date. Buyer shall be under no obligation to agree to any condition imposed by any party granting any such consent. The refusal of any third party to consent to any part of this transaction prior to the Closing Date shall not be a breach of any obligation, warranty or representation of Sellers.

               6.5. Access to Financial Statements and Records. For five years from the Closing Date, if necessary for Buyers to obtain financing, Sellers shall allow Buyers or Buyers' designee to read and audit the portions of Seller's financial and accounting records related to the Business for the period of January 1, 1995, through the Closing Date. Buyers shall assume any costs of such audit.

          7. INDEMNIFICATION

               7.1. Indemnity by Sellers. Subject to Section 7.2, Sellers covenant and agree that they will, jointly and severally, indemnify and hold harmless Buyer and their respective directors, officers and agents and their respective successors and assigns (collectively the "INDEMNITEES"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "ENVIRONMENTAL SITE LOSSES" (as such term is hereinafter defined) identified by a WCI Indemnitee with respect to each of the following contingencies until the expiration of the applicable statute of limitations (all, the "INDEMNITY EVENTS"):

                    (a) Any misrepresentation, breach of warranty, or
               nonfulfillment of any agreement or covenant on the part of Sellers pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI or CTR pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI or CTR relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

                    (b) The design, development, construction or operation of
               any "ENVIRONMENTAL SITE" as hereinafter defined, or the installation or operation of an Underground Storage Tank ("UST") during any period on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by Sellers or by any predecessor thereof on or prior to the Closing Date and related to the Assets, provided however, as to activities of such predecessors, only to the extent that Sellers had knowledge of such activities. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "RELEASE" (as defined below) of pollutants (including odors) or Hazardous Substances from any facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment.

                    (c) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

               7.2. Limitations on Sellers' Indemnities. The maximum amount which the Indemnitees can recover as a result of one or more Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed the Purchase Price.

               7.3. Notice of Indemnity Claim.

                    (a) In the event that any claim ("CLAIM") is hereafter
               asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, WCI Indemnitee shall notify Sellers (collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

                    (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 7.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify WCI Indemnitee with respect to such action. WCI Indemnitee may participate, at WCI's Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

                    (c) If, within 30 days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 7.3(b) and elected to defend the Claims, WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within 30 days reimburse

               WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

                    (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this
               Section 7.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

                    (e) In the event both the Indemnitee and the Indemnifying
               Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

               7.4. Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

               7.5. No Exhaustion of Remedies or Subrogation; Right of Set Off. Sellers waive any right to require any Indemnitee to (i) proceed against any other person or (iii) pursue any other remedy whatsoever in the power of any Indemnitee. Buyer may, but shall not be obligated to, set off against any and all payments due Sellers under this Agreement or any other agreement between the parties, any amount to which WCI, CTR or any other WCI Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Sellers or their successors.

          8. OTHER POST-CLOSING COVENANTS OF SELLERS AND BUYER

               8.1. Restrictive Covenants. Sellers and Sellers' Affiliates acknowledge that (i) CTR, as the purchaser of the Assets (including the goodwill of the Business), are and will be engaged in the same business as the Business;
(ii) Sellers, and their Affiliates are intimately familiar with the Business;
(iii) the Business is currently conducted in the States of Oregon and California and Buyer, directly and indirectly through its Affiliates, currently conduct business in Oregon and California and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Oregon and California where it is not presently conducted; (iv) Sellers, and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 8.1 are essential to protect the Business and the goodwill being acquired; and (vi) Sellers, and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 8 will not impair such ability. Sellers covenant and agree as set forth in (a), (b) and (c) below with respect to the Business:

                    (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "RESTRICTED PERIOD"), Sellers, and their Affiliates shall not, anywhere within a 250 mile radius of Crescent City, California, or where Buyer owns or operates a portable toilet or septic services business, directly or indirectly, acting individually or as the owners, shareholders, partners, or employees of any entity, (i) engage in the operation of a portable toilet or septic services business;
               (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that the Sellers may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided Sellers are not a controlling person of, or member of a group which controls, such business and further provided that Sellers do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

                    (b) Confidential Information. During the Restricted Period
               and thereafter, Sellers and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including without limitation, the existence of and terms of this Agreement, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding practices and policies, product development techniques or plans, and technical processes; provided, however, that the term "CONFIDENTIAL INFORMATION" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Sellers, or (ii) is general knowledge in the portable toilet or septic services business and not specifically related to the Business.

                    (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Sellers or made available to Sellers relating to the Business (other than those relating to the Excluded Assets and the Excluded Liabilities), but excluding any materials maintained by any attorneys for Sellers prior to the Closing, are and shall be the property of WCI or CTR and have been delivered or will be delivered or made available to WCI or CTR at the Closing.

                    (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, Sellers and their Affiliates shall not solicit any employees of WCI, CTR or their Affiliates to leave the employ of WCI, CTR or their Affiliates and join Sellers or Sellers' Affiliate in any business endeavor owned or pursued by any of them.

                    (e) No Disparagement. From and after the Closing Date,
               Sellers shall not, in any way to any customer or employee of the Business or Buyer, denigrate or derogate Buyer or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by Sellers from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person if it adversely affects the regard or esteem in which such person or entity is held by such person. Without limiting the generality of the foregoing, Sellers shall not, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any customer or employee of the Business or Buyer. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony, or such lesser actual notice as Sellers shall have.

               8.2. Rights and Remedies Upon Breach. If Sellers, or any Affiliate breach, or threaten to commit a breach of, any of the provisions of
Section 8.1(a), (b) or (d) herein (the "RESTRICTIVE COVENANTS"), Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity:

                    (a) Specific Performance. The right and remedy to have the
               Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer. Accordingly, in addition to any other rights or remedies, Buyer shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain Sellers from any violation thereof.

                    (b) Accounting. The right and remedy to require Sellers to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by Sellers as the result of any transactions constituting a breach of the Restrictive Covenants.

                    (c) Severability of Covenants. Sellers acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                    (d) Blue-Penciling. If any court determines that any of the
               Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

                    (e) Enforceability in Jurisdiction. Buyer and Sellers intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Buyer and Sellers that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          9. GENERAL

               9.1. Additional Conveyances. Following the Closing, Sellers and Buyer shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyer or Sellers may reasonably request for the purpose of carrying out this Agreement. Sellers will cooperate with Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date. Sellers will cooperate with WCI and its auditors, and will make available to WCI and its auditors to the extent not included in the Assets, all records of Sellers relating to the Business to the extent necessary to enable the information included in such records to be audited and included in WCI's consolidated financial statements or stated separately in accordance with SEC rules.

               9.2. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, CTR and Sellers and the heirs, legal representatives or assigns of Sellers; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement. Buyer may assign some or all of its rights hereunder to another affiliate of WCI.

               9.3. Public Announcements. Except as required by law, Sellers shall not make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of WCI.

               9.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               9.5. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

          If to Sellers:                Ralph and Renate Hirt
                                        645 Meridian Street
                                        Crescent City, California  95531

          With a copy to:               Arnold S. Polk
                                        5150 S.W. Griffith Drive
                                        Beaverton, Oregon 97005

          If to Buyer:                  Waste Connections, Inc.
                                        2260 Douglas Boulevard, Suite 280
                                        Roseville, California 95661
                                        Attention:  Ronald J. Mittelstaedt

          With a copy to:               Robert D. Evans, Esq.
                                        Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, California 94111

               9.6. Attorneys' Fees. In the event of any dispute or controversy between WCI or CTR on the one hand and Sellers on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include post-judgment attorney's fees and costs.

               9.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

               9.8. Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder.

               9.9. Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

               9.10. Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

               9.11. Number and Gender of Words. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

               9.12. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between Sellers and Buyer and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Sellers and Buyer acting through their officers, thereunto duly authorized.

               9.13. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

               9.14. Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "DAY" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

          10. GLOSSARY. The definitions of the terms used below can be found at the Section indicated:

Term                               Section
----                               -------
Affiliate                          3.9.
Assets                             1.1.
Assumed Contracts                  1.1.(b)
Business                           Recitals
Buyer                              Parties
business day                       9.14
Claim                              7.3.(a)
Claims Notice                      7.3.(a)
Closing                            2.
Closing Date                       2.
Closing Date Debt                  3.19.
Confidential Information           8.1.(b)
Consulting Agreement               5.1.(b)
CTR                                Parties
day                                9.14.
Environmental Laws                 3.20.
Environmental Site                 7.1.(b)
Environmental Site Losses          7.1.
Excluded Assets                    1.1.
Excluded Liabilities               1.3.
Facility                           3.8.(c)
Facilities                         3.8.(c)
Facility Property                  3.8.(c)(iii)
Governmental Permits               1.1.(c)
Indemnifying Party                 7.3.(a)
Indemnitees                        7.1.
Indemnity Events                   7.1.
knowledge                          3.28.
Laws                               3.20.
Letter of Intent                   3.7
Note                               1.4.(b)
Purchase Price                     1.4.
Records, Notifications and Reports 3.8.(b)
Release                            7.1.(b)
Representations and Warranties     7.4.
Required Governmental Consents     3.8.(a)
Restrictive Covenants              8.2.
Restricted Period                  8.1.(a)
Security Agreement                 1.4(b)
Sellers                            Parties
UST                                7.1.(b)
WCI                                Parties

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.


                                        SELLERS:


                                             ___________________________________
                                             Ralph Hirt


                                             ___________________________________
                                             Renate Hirt


                                        WCI:Waste Connections, Inc.


                                             By:________________________________
                                                Ronald J. Mittelstaedt
                                                President


                                        CTR:Curry Transfer & Recycling, Inc.


                                             By:________________________________
                                                Ronald J. Mittelstaedt
                                                President